Exhibit 99.2

Synta Announces Date and Location of Annual Meeting of Stockholders

to Vote on Merger with Madrigal Pharmaceuticals

LEXINGTON, Mass. — June 8, 2016 - Synta Pharmaceuticals Corp. (“Synta”) (NASDAQ: SNTA) announced today that the annual meeting of stockholders to approve, among other things, the merger agreement with Madrigal Pharmaceuticals will be held on July 21, 2016, at 9:00 a.m. Eastern Time, for stockholders of record as of the close of business on May 31, 2016. The annual meeting will be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111.

For more information, please refer to the definitive merger proxy statement on Schedule 14A that Synta has filed with the Securities and Exchange Commission (SEC).

About Synta Pharmaceuticals Corp.

On April 14, 2016, Synta Pharmaceuticals and Madrigal Pharmaceuticals, Inc., a privately-held company, announced that they have entered into a definitive merger agreement under which Madrigal will merge with a wholly-owned subsidiary of Synta in an all-stock transaction. The Merger is intended to create a company focused on the development of novel small-molecule drugs addressing major unmet needs in cardiovascular-metabolic diseases and non-alcoholic steatohepatitis (NASH). Madrigal’s lead compound, MGL-3196, is a Phase 2-ready once-daily, oral, liver-directed selective thyroid hormone receptor-ß (THR-ß) agonist for the treatment of NASH and heterozygous and homozygous familial hypercholesterolemia (HeFH, HoFH). For more information, please visit www.syntapharma.com or www.madrigalpharma.com.

Important Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. A definitive proxy statement on Schedule 14A and a proxy card were filed with the SEC on June 8, 2016 and will be mailed to Synta’s stockholders on or about June 13, 2016 seeking the required stockholder approvals in connection with the proposed transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT SYNTA MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Stockholders may obtain, free of charge, copies of the definitive proxy statement and any other documents filed by Synta with the SEC in connection with the proposed transactions at the SEC’s website (http://www.sec.gov), at Synta’s website, or by directing written request to: Synta Pharmaceuticals Corp., 125 Hartwell Avenue, Lexington, MA 02421, Attention: Wendy Rieder, Esq.

Synta and its directors and executive officers and Madrigal and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Synta in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger will be included in the proxy statement referred to above. This document is available free of charge at the SEC web site (www.sec.gov), at Synta’s website, or by directing a written request to Synta as described above.

About Madrigal Pharmaceuticals, Inc.

Madrigal Pharmaceuticals, Inc. is a company focused on the development of novel compounds for the treatment of cardiovascular-metabolic diseases and nonalcoholic steatohepatitis (NASH). The Company’s lead candidate, MGL-3196, is an orally administered, small-molecule liver-directed ß-selective THR agonist with high liver uptake for the treatment of NASH and dyslipidemia/hypercholesterolemia including in heterozygous and homozygous familial hypercholesterolemia (HeFH, HoFH). For more information, visit: http://www.madrigalpharma.com.

Contact Information

For Synta:
Synta Pharmaceuticals Corp.
Marc Schneebaum, 781-541-7224
mschneebaum@synta.com
or

Argot Partners
Andrea Rabney/Susan Kim, 212-600-1902
andrea@argotpartners.com

susan@argotpartners.com
or
Media:
Argot Partners
Eliza Schleifstein, 917-763-8106
eliza@argotpartners.com

For Madrigal:

Madrigal Pharmaceuticals, Inc.

Rebecca Taub, M.D.

becky@madrigalpharma.com